Anthony C. Weagley, Vice President & Treasurer

                CENTER BANCORP, INC., DECLARES 5% STOCK DIVIDEND
                AND ANNOUNCES AN INCREASE IN QUARTERLY DIVIDEND

Union, New Jersey, April 19, 2005 ---Center Bancorp Inc. (NASDAQ, NM: CNBC) parent company to Union Center National Bank of Union, New Jersey, announced that the Board of Directors has declared a 5% stock dividend on its common stock. The stock dividend is payable June 15, 2005, to shareholders of record on May 31, 2005.

The Board of Directors additionally approved an increase in the quarterly cash dividend rate to $.09 per share, an increase of approximately 5.9%, from the former rate of $.085 per share. The former rate of $.085 per share reflects the 5% stock dividend declared by the Board today. The new cash dividend rate will be effective with the second quarter dividend, which was declared on April 19th, for the quarter ended June 30, 2005, payable August 1, 2005, to holders of record July 18, 2005.

John J. Davis President & CEO, stated that "This represents the eleventh time in the last fourteen years that Center Bancorp, Inc. has paid a stock dividend or split the stock." Mr. Davis further indicated that with respect to the cash dividend that this is the eleventh time in the last thirteen years that the dividend has increased.

Center Bancorp, Inc., through its wholly owned subsidiary, Union Center National Bank, Union, New Jersey, currently operates thirteen banking locations. Banking centers are located in Union Township (6 locations), Berkeley Heights, Madison, Millburn/Vauxhall, Morristown (2 locations), Springfield, and Summit, New Jersey. The Bank also operates remote ATM locations in the Union New Jersey Transit train station and in Union Hospital. The Bank also received recent approvals to install and operate two additional off-premise ATM locations in the Chatham and Madison New Jersey Transit stations. Union Center National Bank is the largest commercial Bank headquartered in Union County; it was chartered in 1923 and is a full-service banking company.

As previously announced on December 20, 2004, the Company signed a definitive merger agreement for Center Bancorp to acquire Red Oak Bank, a state-chartered bank headquartered in Morristown, New Jersey. The total value of the acquisition, including stock options, is approximately $26.3 million. The acquisition of Red Oak Bank will add to Union Center National Bank's branch network another location in Morristown and potentially another branch location that Red Oak is currently developing in Mountain Lakes/Boonton and an on premise ATM location at the Giralada Farms office campus in Madison.

For further information regarding Center Bancorp Inc., call 1-(800)-862-3683. For information regarding Union Center National Bank visit our web site at "http://www.centerbancorp.com" ~http://www.centerbancorp.com.

All non-historical statements in this press release (including statements regarding the impact of the Red Oak Bank merger) constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks and uncertainties. These include, but are not limited to, the risks regarding the proposed merger cited in reports filed by the Corporation with the Securities and Exchange Commission. Actual results may differ materially from such forward-looking statements. Center Bancorp, Inc. assumes no obligation for updating any such forward-looking statement at any time.

Center Bancorp has filed a Registration Statement on SEC Form S-4 in connection with the Red Oak Bank merger. The parties are in the process of mailing a Proxy Statement/Prospectus to shareholders containing information about the merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS CAREFULLY. THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS CONTAIN IMPORTANT INFORMATION ABOUT CENTER BANCORP, RED OAK, THE MERGER AND RELATED MATTERS. Investors and security holders may obtain free copies of these documents through the web site maintained by the U.S. Securities and Exchange Commission at http//www.sec.gov. In addition to the Registration Statement and the Proxy Statement/Prospectus, Center Bancorp files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements and other information filed by Center Bancorp at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the
Commission's other public reference rooms in New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on public reference rooms. Center Bancorp's filings with the Commission also are available to the public from commercial document-retrieval services and at the web site maintained by the Commission at http//www.sec.gov. Red Oak, its directors, executive officers and certain members of management and employees may be soliciting proxies from Red Oak's stockholders in favor of the adoption of the merger agreement. A description of any interests that Red Oak's directors and executive officers have in the merger is available in the Proxy Statement/Prospectus. This press release does not constitute an offer of any securities for sale.